Exhibit 99.1

Pier 1 Imports, Inc. Reports Second Quarter Fiscal 2019 Financial Results

FORT WORTH, Texas--(BUSINESS WIRE)--October 3, 2018--Pier 1 Imports, Inc. (NYSE:PIR) today reported financial results for the second quarter ended September 1, 2018.

Second Quarter Fiscal 2019 Summary

  Company comparable sales decreased 11.4% compared to the second quarter of fiscal 2018;
  Net sales decreased 12.8% to $355.3 million compared to the second quarter of fiscal 2018;
  Net loss of $51.1 million, or ($0.63) per share, and EBITDA (earnings before interest, taxes, depreciation and amortization) of ($49.3) million;
  Inventory down 15.4% from the second quarter of fiscal 2018;
  Cash and cash equivalents of $117 million, with no short-term borrowings under the Company’s $350 million revolving credit facility during the quarter; and
  Commenced brand re-launch and rolled out new “This is me.” campaign.

Alasdair James, President and CEO, stated, “As previously communicated, our second quarter financial results reflect execution challenges around our August brand re-launch and our ‘New Day’ strategic plan initiatives taking longer than expected to gain traction. However, we have already taken steps to refine our marketing program and product allocation and are encouraged by early signs of improvement in some of our key customer metrics in recent weeks, including conversion and customer growth. Indeed, as we sharpen our execution on key initiatives around product and marketing, we continue to expect our top-line trend to improve over time. We remain confident that our plan is the right course to drive long-term growth and profitability.”

Second Quarter Fiscal 2019 Results of Operations

Net sales for the second quarter of fiscal 2019 decreased 12.8% to $355.3 million, compared to $407.6 million for the second quarter of fiscal 2018. Company comparable sales decreased 11.4% as compared to the prior year period. The Company operated 989 stores at the end of the second quarter of fiscal 2019, a decrease of 23 from the second quarter of fiscal 2018.

Gross profit for the second quarter of fiscal 2019 totaled $93.5 million, or 26.3% of net sales, compared to $140.2 million, or 34.4% of net sales, for the second quarter of fiscal 2018.

Selling, general and administrative (“SG&A”) expenses for the second quarter of fiscal 2019 were $143.1 million, or 40.3% of net sales, compared to $138.1 million, or 33.9% of net sales, for the second quarter of fiscal 2018. The following table details the breakdown of SG&A expenses for the second quarter of fiscal 2019 as compared to last year (in millions). The year-over-year increase primarily reflects planned investments in marketing related to the Company’s brand re-launch.

	13 Weeks Ended
	September 1, 2018		August 26, 2017
	Expense	% Sales	Expense	% Sales

Compensation for operations	$59.1	16.6%	$58.4	14.3%
Operational expenses	19.8	5.6%	20.7	5.1%
Marketing	33.6	9.5%	19.2	4.7%
Other selling, general and administrative(1)	30.7	8.6%	39.8	9.8%
Total selling, general and administrative(1)	$143.1	40.3%	$138.1	33.9%

(1) The period ended August 26, 2017 includes legal and regulatory costs and investments in brand consulting totaling approximately $8 million.

Operating loss for the second quarter of fiscal 2019 was $62.5 million compared to operating loss of $11.3 million for the prior year period. Net loss for the second quarter of fiscal 2019 totaled $51.1 million, or ($0.63) per share. This compares to net loss of $7.8 million, or ($0.10) per share, and adjusted net loss (non-GAAP) of $4.2 million, or ($0.05) per share a year ago. Adjusted net loss in the second quarter of fiscal 2018 excludes $6.6 million ($3.6 million, or $0.05 per share, net of tax) of expense for legal and regulatory costs relating to a California wage-and-hour matter and an ongoing Consumer Product Safety Commission (“CPSC”) inquiry. EBITDA in the second quarter of fiscal 2019 was ($49.3) million compared to EBITDA of $2.8 million and, after excluding the legal and regulatory costs referred to above, adjusted EBITDA of $9.4 million, in the second quarter of fiscal 2018. A reconciliation of these non-GAAP measures to GAAP is provided below.

Year-to-Date Results of Operations

Net sales for the 26 weeks ended September 1, 2018, were $727.2 million, a decrease of 11.0% from the same period in fiscal 2018. Company comparable sales for the year-to-date period decreased 9.8% from the prior year.

Gross profit for the year-to-date period of fiscal 2019 totaled $213.6 million, or 29.4% of net sales, compared to $291.8 million, or 35.7% of net sales, for the same period a year ago.

SG&A expenses for the 26 weeks ended September 1, 2018 were $281.7 million, or 38.7% of net sales, compared to $278.3 million, or 34.1% of net sales, in the fiscal 2018 period. The following table details the breakdown of SG&A expenses for the 26-week period of fiscal 2019 as compared to last year (in millions).

	26 Weeks Ended
	September 1, 2018		August 26, 2017
	Expense	% Sales	Expense	% Sales

Compensation for operations	$115.6	15.9%	$114.5	14.0%
Operational expenses	40.4	5.6%	41.3	5.1%
Marketing	60.1	8.3%	48.6	6.0%
Other selling, general and administrative(1)	65.6	9.0%	73.9	9.0%
Total selling, general and administrative(1)	$281.7	38.7%	$278.3	34.1%

(1) The period ended August 26, 2017 includes legal and regulatory costs and investments in brand consulting totaling approximately $8 million.

For the 26-week period ended September 1, 2018, operating loss was $93.8 million compared to operating loss of $13.7 million in the same period a year ago. Net loss for the 26 weeks ended September 1, 2018 totaled $79.6 million, or ($0.99) per share. This compares to net loss of $10.8 million, or ($0.13) per share, and adjusted net loss (non-GAAP) of $7.2 million, or ($0.09) per share for the 26-week period ended August 26, 2017. Adjusted net loss in the year-to-date period of fiscal 2018 excludes $6.6 million ($3.6 million, or $0.04 per share, net of tax) of expense for the legal and regulatory costs referred to above. EBITDA for the 26-week period ended September 1, 2018 was ($68.1) million compared to EBITDA of $14.5 million, and after excluding the legal and regulatory costs referred to above, adjusted EBITDA of $21.1 million, in the 26-week period of fiscal 2018. A reconciliation of these non-GAAP measures to GAAP is provided below.

Balance Sheet Highlights

As of September 1, 2018, the Company had $117 million of cash and cash equivalents, $192 million outstanding under its senior secured term loan and no working capital borrowings outstanding under its $350 million secured revolving credit facility. Inventories at the close of the second quarter decreased 15.4% to $386.7 million, compared to $457.3 million a year ago.

Nancy Walsh, Executive Vice President and CFO, stated, “We are continuing to invest in our ‘New Day’ strategic plan, which we believe will enable us to stabilize and increase our top-line performance over the long term, while also capturing operating efficiencies. Our teams continue to do a good job of controlling expenses, and maintaining discipline around working capital and cash flow management remains a top priority.”

Second Quarter Fiscal 2019 Financial Results Conference Call

The Company will hold a conference call to discuss second quarter fiscal 2019 financial results at 4:00 p.m. Central Time/5:00 p.m. Eastern Time on Wednesday, October 3, 2018. A live audio webcast will be accessible at the Company’s website at https://investors.pier1.com. The call can also be accessed domestically at (866) 378-2926 and internationally at (409) 350-3152, conference ID 5559187.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release references non-GAAP financial measures including EBITDA, adjusted EBITDA, adjusted net loss and adjusted loss per share.

The Company believes that the non-GAAP financial measures used in this press release allow management and investors to understand and compare results in a more consistent manner for the periods presented. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented.

EBITDA represents earnings before interest, taxes, depreciation and amortization. Management believes EBITDA is a meaningful indicator of the Company’s performance, which provides useful information to investors regarding its financial condition and results of operations. Management uses EBITDA, together with financial measures prepared in accordance with GAAP, to assess the Company’s operating performance, to enhance its understanding of core operating performance and to compare the Company’s operating performance to other retailers. EBITDA should not be considered in isolation or used as an alternative to GAAP financial measures and does not purport to be an alternative to net income (loss) as a measure of operating performance. A reconciliation of EBITDA to net loss is shown below for the periods indicated (in millions).

		13 Weeks Ended				26 Weeks Ended
		September 1, 2018		August 26, 2017		September 1, 2018		August 26, 2017
		$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales
EBITDA (non-GAAP)		$(49.3)	(13.9)%	$2.8	0.7%	$(68.1)	(9.4)%	$14.5	1.8%
Less:	Income tax benefit	(14.1)	(4.0)%	(6.1)	(1.5)%	(20.2)	(2.8)%	(7.9)	(1.0)%
	Interest expense, net	3.1	0.9%	3.3	0.8%	6.0	0.8%	6.1	0.7%
	Depreciation	12.8	3.6%	13.4	3.3%	25.7	3.6%	27.1	3.3%
Net loss (GAAP)		$(51.1)	(14.4)%	$(7.8)	(1.9)%	$(79.6)	(10.9)%	$(10.8)	(1.3)%

This press release also references adjusted EBITDA, adjusted net loss and adjusted loss per share, each of which excludes legal and regulatory costs relating to a California wage-and-hour matter and an ongoing CPSC inquiry incurred during fiscal 2018. Management believes these non-GAAP financial measures are useful in comparing the Company’s year-over-year operating performance and should be considered supplemental and not a substitute for the Company’s net loss or loss per share reported in accordance with GAAP for the periods presented. A reconciliation of EBITDA, net loss and loss per share to adjusted EBITDA, adjusted net loss and adjusted loss per share, respectively, is shown below for the periods indicated (in millions).

	13 Weeks Ended		26 Weeks Ended
	September 1, 2018	August 26, 2017	September 1, 2018	August 26, 2017

EBITDA (Non-GAAP)	$(49.3)	$2.8	$(68.1)	$14.5
Add back: Legal and regulatory matters	—	6.6	—	6.6
Adjusted EBITDA (Non-GAAP)	$(49.3)	$9.4	$(68.1)	$21.1

Net loss (GAAP)	$(51.1)	$(7.8)	$(79.6)	$(10.8)
Add back: Legal and regulatory matters, net of tax (1)	—	3.6	—	3.6
Adjusted net loss (Non-GAAP)	$(51.1)	$(4.2)	$(79.6)	$(7.2)

Loss per share (GAAP)	$(0.63)	$(0.10)	$(0.99)	$(0.13)
Add back: Legal and regulatory matters, net of tax (1)	—	0.05	—	0.04
Adjusted loss per share (Non-GAAP)	$(0.63)	$(0.05)	$(0.99)	$(0.09)

(1) For the 13 and 26 weeks ended August 26, 2017, legal and regulatory costs relating to a California wage-and-hour matter and an ongoing CPSC inquiry totaled $6.6 million, or $3.6 million after adjusting for the tax impact.

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to: the impact of initiatives implemented in connection with the Company’s multi-year “New Day” strategic plan; the effectiveness of the Company’s marketing campaigns, merchandising and promotional strategies and customer databases; consumer spending patterns; inventory levels and values; the Company’s ability to implement planned cost control measures; risks related to U.S. import policy; and changes in foreign currency values relative to the U.S. dollar. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements.

Pier 1 Imports is proud to offer one-of-a-kind-gotta-have-it-seriously-love-it products that help our customers tell their stories through home décor. Over the past 50 years we’ve grown from a single store to an omni-channel retailer reaching the whole of North America. Our customers shop us online and in store, and interact with us on social media. From the launch of our Pier 1 PICKS to our world renowned Papasan, we bring uniqueness and fun to the world of home décor. We are the perfect place for all your versions of “This is me.” To get inspired or simply get to know us a little better, visit pier1.com.

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	13 Weeks Ended
	September 1,	% of	August 26,	% of
	2018	Sales	2017	Sales

Net sales	$355,336	100.0%	$407,607	100.0%

Cost of sales	261,830	73.7%	267,443	65.6%

Gross profit	93,506	26.3%	140,164	34.4%

Selling, general and administrative expenses	143,149	40.3%	138,087	33.9%
Depreciation	12,823	3.6%	13,417	3.3%

Operating loss	(62,466)	(17.6%)	(11,340)	(2.8%)

Nonoperating (income) and expenses:
Interest, investment income and other	(846)		(408)
Interest expense	3,594		2,983
	2,748	0.8%	2,575	0.6%

Loss before income taxes	(65,214)	(18.4%)	(13,915)	(3.4%)
Income tax benefit	(14,126)	(4.0%)	(6,092)	(1.5%)

Net loss	$(51,088)	(14.4%)	$(7,823)	(1.9%)

Loss per share:
Basic	$(0.63)		$(0.10)

Diluted	$(0.63)		$(0.10)

Dividends declared per share:	$-		$0.07

Average shares outstanding during period:
Basic	80,554		80,350

Diluted	80,554		80,350

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	26 Weeks Ended
	September 1,	% of	August 26,	% of
	2018	Sales	2017	Sales

Net sales	$727,200	100.0%	$817,132	100.0%

Cost of sales	513,555	70.6%	525,371	64.3%

Gross profit	213,645	29.4%	291,761	35.7%

Selling, general and administrative expenses	281,729	38.7%	278,282	34.1%
Depreciation	25,723	3.6%	27,140	3.3%

Operating loss	(93,807)	(12.9%)	(13,661)	(1.7%)

Nonoperating (income) and expenses:
Interest, investment income and other	(1,163)		(978)
Interest expense	7,144		6,031
	5,981	0.8%	5,053	0.6%

Loss before income taxes	(99,788)	(13.7%)	(18,714)	(2.3%)
Income tax benefit	(20,197)	(2.8%)	(7,905)	(1.0%)

Net loss	$(79,591)	(10.9%)	$(10,809)	(1.3%)

Loss per share:
Basic	$(0.99)		$(0.13)

Diluted	$(0.99)		$(0.13)

Dividends declared per share:	$-		$0.14

Average shares outstanding during period:
Basic	80,371		80,715

Diluted	80,371		80,715

Pier 1 Imports, Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands except share amounts)
(unaudited)

	September 1,	March 3,	August 26,
	2018	2018	2017
ASSETS

Current assets:
Cash and cash equivalents, including temporary investments
of $89,208, $115,456 and $29,705, respectively	$116,769	$135,379	$34,945
Accounts receivable, net	24,183	22,149	22,263
Inventories	386,691	347,440	457,337
Prepaid expenses and other current assets	51,797	48,794	51,905
Total current assets	579,440	553,762	566,450

Properties and equipment, net of accumulated depreciation
of $578,476, $554,477 and $533,178, respectively	168,089	178,767	178,471
Other noncurrent assets	57,460	39,790	37,515
	$804,989	$772,319	$782,436

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$181,486	$71,279	$87,171
Gift cards and other deferred revenue	43,388	55,281	56,456
Accrued income taxes payable	-	2,301	-
Current portion of long-term debt	2,000	2,000	2,000
Other accrued liabilities	117,755	106,268	108,349
Total current liabilities	344,629	237,129	253,976

Long-term debt	197,310	197,906	198,485
Other noncurrent liabilities	55,882	59,714	64,851

Shareholders' equity:
Common stock, $0.001 par, 500,000,000 shares authorized,
125,232,000 issued	125	125	125
Paid-in capital	137,391	168,424	157,574
Retained earnings	653,661	726,232	714,870
Cumulative other comprehensive loss	(7,400)	(7,477)	(5,857)
Less -- 39,684,000, 41,974,000 and 41,469,000
common shares in treasury, at cost, respectively	(576,609)	(609,734)	(601,588)
Total shareholders' equity	207,168	277,570	265,124
	$804,989	$772,319	$782,436

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	26 Weeks Ended
	September 1,	August 26,
	2018	2017

Cash flows from operating activities:
Net loss	$(79,591)	$(10,809)
Adjustments to reconcile to net cash provided by (used in)
operating activities:
Depreciation	29,761	31,011
Stock-based compensation expense	1,380	2,544
Deferred compensation, net	1,477	1,301
Deferred income taxes	(21,419)	7,058
Other	1,665	2,790
Changes in cash from:
Inventories	(39,343)	(56,361)
Prepaid expenses and other assets	(2,291)	(19,664)
Accounts payable and other liabilities	115,327	(5,470)
Accrued income taxes payable, net of payments	(2,461)	(26,058)
Net cash provided by (used in) operating activities	4,505	(73,658)

Cash flows from investing activities:
Capital expenditures	(25,643)	(25,174)
Proceeds from disposition of properties	1,678	7
Proceeds from sale of restricted investments	2,411	26,762
Purchase of restricted investments	(1,121)	(25,153)
Net cash used in investing activities	(22,675)	(23,558)

Cash flows from financing activities:
Cash dividends	-	(11,221)
Purchases of treasury stock	-	(9,679)
Stock purchase plan and other, net	712	861
Repayments of long-term debt	(1,000)	(1,000)
Debt issuance costs	-	(1,260)
Net cash used in financing activities	(288)	(22,299)

Effect of exchange rate changes on cash	(152)	-

Change in cash and cash equivalents	(18,610)	(119,515)

Cash and cash equivalents at beginning of period	135,379	154,460

Cash and cash equivalents at end of period	$116,769	$34,945

CONTACT:
The Blueshirt Group
Christine Greany, 858-523-1732
christine@blueshirtgroup.com